UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 12, 2022, INVO Bioscience, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting were 12,169,714 and there were present at the Meeting, in person or by proxy, 9,074,727 shares, which constituted a quorum for the Meeting. At the Meeting, the stockholders voted:

(1) to elect Steven Shum, Trent Davis, Barbara Ryan, Jeffrey Segal, Matthew Szot and Rebecca Messina to the board of directors of the Company until the next annual meeting of stockholders;

(2) to ratify the selection of M&K CPAS, PLLC as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2022; and

(3) to approve the Company’s Second Amended and Restated 2019 Stock Incentive Plan.

The final results of the stockholders’ votes at the Meeting are set forth below:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Steven Shum	3,842,573	84,660	5,147,494
Trent Davis	3,297,799	629,434	5,147,494
Barbara Ryan	3,304,152	623,081	5,147,494
Jeffrey Segal	3,304,054	623,179	5,147,494
Matthew Szot	3,303,500	623,733	5,147,494
Rebecca Messina	3,875,453	51,780	5,147,494

Proposal 2: Ratification of Appointment of M&K CPAS, PLLC as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,888,232	182,404	4,091	0

Proposal 3: Approval of Second Amended and Restated 2019 Stock Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,247,429	663,733	16,071	5,147,494

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: October 14, 2022

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